Exhibit 99.1

FOR IMMEDIATE RELEASE

Dynegy Creditors Vote Overwhelmingly in Support of the Company’s Plan of Reorganization,
Dynegy Announces Proposed Post-Emergence Board of Directors

HOUSTON (August 27, 2012) — Dynegy Inc. (OTC: DYNIQ) and Dynegy Holdings, LLC announced that their creditors voted in support of their Joint Plan of Reorganization, with creditors holding approximately $3.5 billion of claims, or over 99% of the value of claims that voted, approving the Plan  (this reflects approval by approximately 87% of the number of creditors who voted).  A hearing to consider confirmation of the plan of reorganization is scheduled for September 5, 2012. Dynegy and Dynegy Holdings, LLC expect to emerge from bankruptcy shortly after confirmation of the plan.

Upon emergence, the Company proposes to have a seven member Board of Directors. The proposed new directors have been named by a selection committee appointed by the Company’s creditors. The Board appointments will be effective upon the Company’s emergence from chapter 11. Dynegy President and Chief Executive Officer Robert C. Flexon is proposed to remain on the Board. The remaining slate of proposed directors consists of Pat Wood III (Chairman), Hilary E. Ackermann, Paul Barbas, Richard Kuersteiner, Jeffrey S. Stein, and John R. Sult.

Pat Wood, III has served as a principal of Wood3 Resources, an energy infrastructure developer, since July 2005. Known for his leadership in the development of competitive energy markets, Mr. Wood served as chairman of the Federal Energy Regulatory Commission from 2001 to 2005. From 1995 until 2001, he chaired the Public Utility Commission of Texas. Prior to 1995, Mr. Wood was an attorney with Baker & Botts and an engineer with ARCO Indonesia.

Hilary E. Ackermann served as Chief Risk Officer with Goldman Sachs Bank USA from 2008 to 2011. Her responsibilities included managing credit, market and operational risk for Goldman Sach’s commercial bank; developing the bank’s risk management infrastructure including policies and procedures and processes; and maintaining relationships with bank regulators. Ms. Ackermann began her career at Goldman, Sachs & Co. in 1985 and served in roles of increasing responsibility.

Paul M. Barbas was President and Chief Executive Officer of DPL Inc. and its principal subsidiary, The Dayton Power and Light Company (DP&L) until 2011. He also served on the Board of Directors of DPL Inc. and DP&L. Mr. Barbas joined DPL in October 2006 as President and CEO. Prior to joining DPL he held various executive roles at Dover, Delaware-based Chesapeake Utilities Corporation. Mr. Barbas began his career in 1981 at General Electric, where he served in a variety of operations and financial positions until 1998.

Robert C. Flexon serves as President and Chief Executive Officer. Prior to joining Dynegy in July 2011, he served as the Chief Financial Officer of UGI Corporation from February to June 2011. He was the Chief Executive Officer of Foster Wheeler AG from June 2010 until October 2010 and the President and Chief

Executive Officer of Foster Wheeler USA from November 2009 until May 2010. Prior to joining Foster Wheeler, Mr. Flexon was an Executive Vice President at NRG Energy, Inc. from 2004 to 2009 serving as Chief Financial Officer and Chief Operating Officer. Prior to joining NRG Energy, Mr. Flexon held various key executive positions with Hercules, Inc. and Atlantic Richfield Company. He has served as a Dynegy Director since June 2011.

Richard Kuersteiner served as a member of the Franklin Templeton Investments legal department from 1990 until May 2012 in various roles including Managing Corporate Counsel, Director of Restructuring, and Associate General Counsel . He also was an officer of virtually all of the Franklin, Templeton, and Mutual Series Funds and a member of the Stanford Institutional Investors’ Forum. Mr. Kuersteiner has helped restructure over 100 major corporations and has served on or chaired numerous official creditors’ committees. Prior to joining Franklin Templeton Investments, Mr. Kuersteiner clerked for a United States District Court Judge, was in the Navy Judge Advocate General’s Corp, served as an Assistant Florida Attorney General, a managing attorney in the Navy Office of the General Counsel, a NASA attorney, and a Special Assistant United States Attorney for the Northern and Southern Districts of California.

Jeffrey S. Stein is a Co-Founder and Managing Partner of Power Capital Partners LLC. Mr. Stein is an investment professional with over 19 years of experience in the high yield, distressed debt and special situations asset class who has substantial experience investing in the merchant power and regulated electric utility industries. From January 2003 through December 2009, Mr. Stein served as the Co-Director of Research at Durham Asset Management LLC. From July 1997 to December 2002, Mr. Stein was a Director at The Delaware Bay Company, Inc. From September 1991 to August 1995, Mr. Stein was an Associate at Shearson Lehman Brothers in the Capital Preservation & Restructuring Group.

John R. Sult served as Chief Financial Officer of El Paso Corporation from November 2009 until May 2012. Prior to his role as Chief Financial Officer, Mr. Sult served as El Paso’s Chief Accounting Officer and Controller since November 2005. During his tenure at El Paso, Mr. Sult also held the position of Chief Financial Officer for El Paso’s publicly traded master limited partnership, El Paso Pipeline Partners, L. P., from August 2007 until May 2012, in addition to serving on the board of directors of the general partner.  Prior to joining El Paso, he served as Vice President and Controller for Halliburton Energy Services. Before joining Halliburton, he spent over 20 years with Arthur Andersen ultimately serving as an Audit and Business Advisory Partner.

About Dynegy Inc.

Dynegy Inc.’s subsidiaries produce and sell electric energy, capacity and ancillary services in key U.S. markets. The Dynegy Power, LLC power generation portfolio consists of approximately 6,771 megawatts of primarily natural gas-fired intermediate and peaking power generation facilities, the Dynegy Midwest Generation, LLC portfolio consists of approximately 3,132 megawatts of primarily coal-fired baseload power plants, and a separate portfolio consists of approximately 1,693 megawatts from two power plants which are primarily natural gas-fired peaking and baseload coal generation facilities.

This press release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements,” particularly those statements concerning the timing of emergence from the Dynegy and Dynegy Holdings Chapter 11 cases and the anticipated appointment of the proposed new Board of Directors, and the progress of the Chapter 11 proceedings. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission (the “SEC”). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its most recent Form 10-K, as amended, and subsequent reports on Form 10-Q. In addition to the risks and uncertainties set forth in Dynegy’s SEC filings, the forward-looking statements described in this press release could be affected by, among other things, (i) beliefs and assumptions regarding our ability to continue as a going concern; (ii) ability to obtain approval of the Bankruptcy Court with respect to the debtors’ motions in the Chapter 11 cases and to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases, including the Joint Plan of Reorganization, and to consummate all the transactions contemplated by the Amended and Restated Settlement and Plan Support Agreements, as may be further amended; (iii) Dynegy’s ability to sell the Roseton and Danskammer power generation facilities to one or more third parties as set forth in the Amended and Restated Settlement Agreement; (iv) the anticipated effectiveness of the overall restructuring activities and any additional strategies to address our liquidity and our capital resources including accessing the capital markets; (v) limitations on our ability to utilize previously incurred federal net operating losses or alternative minimum tax credits; (vi) the timing and anticipated benefits to be achieved through Dynegy’s company-wide cost savings programs, including its PRIDE initiative; (vii) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (viii) our ability to consummate the Merger; (ix) expectations regarding compliance with Dynegy’s new credit agreements, including collateral demands, interest expense and other payments; (x) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which Dynegy is, or could become, subject; (xi) beliefs, assumptions and projections regarding the demand for power, generation volumes and commodity pricing, including natural gas prices and the impact on such prices from shale gas proliferation and the timing of a recovery in natural gas prices, if any; (xii) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (xiii) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the anticipation of higher market pricing over the longer term; (xiv) our ability to obtain the acceptance of the requisite number and amount of holders of claims in the Chapter 11 cases; (xv) the effectiveness of Dynegy’s strategies to capture opportunities presented by changes in commodity prices and to manage its exposure to energy price volatility; (xvi) beliefs and assumptions about weather and general economic conditions; (xvii) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xviii) beliefs about the outcome of legal, administrative, legislative and regulatory matters, including the impact of the CFTC under the Dodd Frank Act; (xix) expectations regarding performance standards and estimates regarding capital and maintenance expenditures, including the Consent Decree and its associated costs and performance standards; (xx) expectations regarding our compliance with the DMG and DPC Credit Agreements, including collateral demands, interest expense and other payments; and (xxi) our focus on safety and our ability to efficiently operate our assets so as to capture revenue generating opportunities and operating margins. Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control.

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